Ex 99.2 - Investor Update

Investor Update: July 28, 2026

This update provides JetBlue's investor guidance for the third quarter ending September 30, 2026 and full year 2026.

Third Quarter and Full Year 2026 Outlook	Estimated 3Q 2026	Estimated FY 2026
Capacity and Revenue
Available Seat Miles ("ASMs") Year-Over-Year	3.0% - 6.0%	1.5% - 3.5%
RASM Year-Over-Year	12.5% - 16.5%	10.0% - 12.5%
Expense
CASM Ex-Fuel (1) Year-Over-Year	2.5% - 4.5%	2.0% - 4.0%
Fuel Price per Gallon (2)	$3.49	$3.49
Adjusted Operating Margin (1)	-	(2.0%) - (5.0%)
Interest Expense	-	~$590 million
Capital Expenditures (3)	~$300 million	~$850 million

Long-term target: the Company introduced a long-term financial target for 2028 EPS of at least $1.00 per share, supported by JetForward's expected growth to approximately $1.2 billion of annual incremental EBIT by year-end 2028. The target assumes continued demand strength and an average $3.00 per gallon jet fuel price in 2028.
Our estimated effective tax rate is ~6% for the third quarter and full year 2026, primarily reflecting a non-cash impact from a valuation allowance included in our forecasted annual effective tax rate.
(1) Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(2) Fuel price estimate utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread as of July 10, 2026 to calculate fuel price. Includes fuel taxes and other fuel fees.
(3) Capital expenditures exclude one Airbus A321neo XLR, which JetBlue expects to sell following delivery of the aircraft.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Order Book

As of June 30, 2026, JetBlue's operating fleet was comprised of 129 Airbus A320 aircraft, 102 Airbus A321, and 65 Airbus A220, for a total of 296 aircraft. This total includes aircraft that have been temporarily removed from service, including four aircraft impacted by the Pratt & Whitney engine groundings. All aircraft temporarily removed from service are expected to return to operation in the future.

JetBlue's aircraft deliveries (1) for full year, as of June 30, 2026:

Year	A220	A321NEO (2)	TOTAL (3)
2026 (4)	12	—	12
2027	7	—	7
2028	11	—	11
2029	10	—	10
2030	1	2	3
Thereafter	—	42	42

(1) Aircraft delivery timing and related committed expenditures are based on contractual schedules, adjusted for management's current expectations and recent communications from Airbus regarding delivery delays. Actual timing may differ due to production schedules, supply chain constraints, contractual modifications, regulatory matters and other factors.
(2) Excludes one Airbus A321neo XLR, which JetBlue expects to sell following delivery of the aircraft.
(3) In addition, we have options to purchase 20 A220-300 aircraft in 2028 through 2030.
(4) Includes six aircraft delivered year to date in 2026.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Forward-Looking Information
This Investor Update contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Investor Update are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Investor Update include, without limitation, statements regarding our outlook, goals, and future results of operations and financial position, including our intended path to profitability, positive free cash flow, earnings targets and related assumptions, any expected headwinds or tailwinds, fuel prices and volatility, demand, our use of artificial intelligence, our aircraft fleet, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, such as our JetForward initiatives, our Blue Sky collaboration, BlueFirstTM product launch, expected growth opportunities at select airports, our financing arrangements and potential implications thereof on our business, our sustainability initiatives, the impact of industry conditions, our ability to adjust pricing in response to changes in fuel costs or demand, and the related impacts on our business. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many important factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near-term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs, including those that impact commercial aircraft and related parts imported from outside the United States; the outcome of current or future legal proceedings or regulatory actions; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including potential disruptions to our information technology systems or information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; limits on our ability to use certain tax attributes; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal government shutdowns, federal budget constraints or federally imposed furloughs; increasing scrutiny of, and evolving expectations regarding, environmental matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Investor Update, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2025, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Investor Update might not occur. Our forward-looking statements speak only as of the date of this Investor Update. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update

Note A - Non-GAAP Financial Measures

We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Investor Update. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies.

With respect to JetBlue's CASM Ex-Fuel (1) and Adjusted Operating Margin (2) guidance, we are not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measures cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.
(2) Adjusted Operating Margin is a non-GAAP measure that excludes special items.

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JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com